Exhibit 99.1

UNION PACIFIC UPDATES EARNINGS OUTLOOK

FOR IMMEDIATE RELEASE:

OMAHA, Neb., March 22, 2005 – Union Pacific Corporation (NYSE: UNP) today announced that it is increasing its first quarter 2005 earnings guidance range to $0.43 to $0.48 per diluted share. This new range compares to the Company’s previously issued guidance of $0.25 to $0.35 per diluted share.

First quarter 2005 revenue growth has been stronger than projected and should be up approximately eight percent versus the previously forecasted growth of four to six percent year-over-year. Carload volumes are expected to increase one percent in the first quarter of 2005, with higher yields and fuel surcharges responsible for the remainder of the projected revenue growth.

Partially offsetting this revenue growth has been higher than projected fuel prices. First quarter 2005 diesel fuel costs are expected to average $1.43 per gallon versus the projected range of $1.30 to $1.35 per gallon. In addition, operating expenses continue to be affected by ongoing network challenges. The operating margin for the first quarter 2005 is expected to be slightly less than 10 percent.

In addition, the January West Coast storm had less of an impact on the Company’s first quarter performance than previously projected. Preliminary estimates included approximately $100 million in incremental capital expenditures and $100 million in lower operating income, reflecting higher operating costs and lost revenue.

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The Company’s current estimates include around $60 million in incremental capital expenditures, along with approximately $55 million of lower operating income. These estimates do not include any provision for insurance.

“The men and women of Union Pacific exceeded all expectations by getting our operations back in service so quickly and minimizing the impact the disruption had on our overall network performance,” Dick Davidson, chairman and chief executive officer, said. “Although the storm challenges greatly impacted operations in our Western region, we’ve seen improvements that helped increase our overall network velocity during the first quarter. Today, we are focusing, with renewed energy, on improving the efficiency and productivity of our network operations.”

Union Pacific will host a conference call to discuss this press release. You are invited to listen to the broadcast live over the Internet or via teleconference today, March 22, 2005, at 12:30 p.m. Eastern Time. The Internet webcast can be accessed at www.up.com (under Investors) or dial-in telephone access at 877-407-8293 (domestic) or 201-689-8349 (international). If you are unable to participate during the live teleconference, the call will be archived on Union Pacific’s Web site at www.up.com. To access the replay, click on Investors.

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, is the largest railroad in North America, covering 23 states across the western two-thirds of the United States. A strong focus on quality and a strategically advantageous route structure enable the company to serve customers in critical and fast growing markets. It is a leading

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carrier of low-sulfur coal used in electrical power generation and has broad coverage of the large chemical-producing areas along the Gulf Coast. With competitive long-haul routes between all major West Coast ports and eastern gateways, and as the only railroad to serve all six major gateways to Mexico, Union Pacific has the premier rail franchise in North America.

Additional information regarding Union Pacific is available at our Web site: www.up.com. Our contact for investors is Jennifer Hamann at 402-544-4227. Our media contact is Kathryn Blackwell at 402-544-3753.

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This press release and related materials may contain statements about the Corporation’s future that are not statements of historical fact. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, without limitation, statements regarding expectations as to projected fuel costs, revenue growth and earnings; estimates regarding the impact of the January West Coast storm; expectations as to continued demand for rail transportation; expectations as to steps taken or to be taken to improve operations, service and productivity of the rail network; the time by which certain objectives will be achieved, including expected improvement in velocity and implementation of network management initiatives; statements or information concerning projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved, including expectations of operational and service improvements. Forward-looking information is subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements due to, among other factors, changes in global, political, economic, business, competitive, operational, market and regulatory factors. More detailed information about such risk factors is contained in the Corporation’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements.